                     EXHIBIT 99-(5)(K): POLICY ILLUSTRATION

                                                                                                                  ING ReliaStar Life
FLEXDESIGN VUL                                                                                            20 Washington Avenue South
A Variable Universal Life Insurance Policy                                                                     Minneapolis, MN 55401
----------------------------------------------------------------- ------------------------------------------------------------------

                               POLICY ILLUSTRATION
                                Variable Account


The purpose of this illustration is to show how the performance of the underlying variable investment options could affect the policy cash value and death benefit assuming the current policy costs continue. This illustration is hypothetical and may not be used to project or predict investment results.

Premiums are paid at the beginning of the year. The cash value and death benefit are shown as of the end of each policy year.

Prepared for:

May 2002 Prospectus                                          Death Benefit Guarantee (DBG) to end of year:      25
  Male 40   No Tobacco
  State of Issue:  Minnesota

Initial Total Face Amount:  $100,000
Initial Death Benefit Option: A (Level)
Annual Premium:  $1,200.00

                                     -----------------------------------------------------------------------------------------------
                                                                          CURRENT POLICY COSTS
                                        0.00% Gross Hypothetical Return                      12.00% Gross Hypothetical Return
                                              (-0.80% Net Return)                                    (11.20% Net Return)
                                     -----------------------------------------------------------------------------------------------

               End                     Accum          Cash                                  Accum         Cash
              of Yr      Premium      ulation      Surrender       Death                    ulation     Surrender        Death
     Yr        Age        Outlay       Value         Value        Benefit                    Value        Value         Benefit
     --        ---        ------       -----         -----        -------                    -----        -----         -------
     1           41        1,200          682             0       100,000                       790             0       100,000
     2           42        1,200        1,356             0       100,000                     1,665             0       100,000
     3           43        1,200        2,024           474       100,000                     2,637         1,087       100,000
     4           44        1,200        2,680         1,352       100,000                     3,710         2,382       100,000
     5           45        1,200        3,312         2,205       100,000                     4,882         3,775       100,000
                           -----
                           6,000

     6           46        1,200        3,920         3,035       100,000                     6,165         5,279       100,000
     7           47        1,200        4,504         3,840       100,000                     7,569         6,905       100,000
     8           48        1,200        5,064         4,621       100,000                     9,110         8,667       100,000
     9           49        1,200        5,596         5,375       100,000                    10,798        10,576       100,000
     10          50        1,200        6,099         6,099       100,000                    12,648        12,648       100,000
                           -----
                          12,000

     15          55        1,200        9,129         9,129       100,000                    26,415        26,415       100,000

                                     -----------------------------------------------------------------------------------------------
                                                                          CURRENT POLICY COSTS
                                        0.00% Gross Hypothetical Return                      12.00% Gross Hypothetical Return
                                              (-0.80% Net Return)                                    (11.20% Net Return)
                                     -----------------------------------------------------------------------------------------------

               End                     Accum          Cash                                  Accum         Cash
              of Yr      Premium      ulation      Surrender       Death                    ulation     Surrender         Death
     Yr        Age        Outlay       Value         Value        Benefit                    Value        Value          Benefit
     --        ---        ------       -----         -----        -------                    -----        -----          -------
     20          60        1,200       11,657         11,657      100,000                     49,463       49,463         100,000

     25          65        1,200       13,039         13,039      100,000                     88,316       88,316         107,746

     30          70        1,200       12,612         12,612      100,000                    153,250      153,250         177,770

     35          75        1,200        9,091          9,091      100,000                    260,784      260,784         279,039

    *40          80        1,200            0              0            0                    439,808      439,808         461,799

     45          85        1,200            0              0            0                    733,683      733,683         770,368

     50          90        1,200            0              0            0                  1,211,497    1,211,497       1,272,072

     55          95        1,200            0              0            0                  2,002,337    2,002,337       2,022,360

     60         100        1,200            0              0            0                  3,352,672    3,352,672       3,352,673

     61         101            0            0              0            0                  3,715,038    3,715,038       3,715,038

     65         105            0            0              0            0                  5,600,962    5,600,962       5,600,963

     70         110            0            0              0            0                  9,357,382    9,357,382       9,357,383

*  Year 40, Month 12
   Basted on current costs and 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.

                               POLICY ILLUSTRATION
                                Variable Account


The purpose of this illustration is to show how the performance of the underlying variable investment options could affect the policy cash value and death benefit assuming the maximum policy costs guaranteed in the policy were charged. This illustration is hypothetical and may not be used to project or predict investment results.

Premiums are paid at the beginning of the year. The cash value and death benefit are shown as of the end of each policy year.

Prepared for:

May 2002 Prospectus                                                   Death Benefit Guarantee (DBG) to end of year:               25
         Male 40   No Tobacco
         State of Issue:  Minnesota

Initial Total Face Amount:  $100,000
Initial Death Benefit Option: A (Level)
Annual Premium:  $1,200.00

                                     -----------------------------------------------------------------------------------------------
                                                                   MAXIMUM GUARANTEED POLICY COSTS
                                        0.00% Gross Hypothetical Return                      12.00% Gross Hypothetical Return
                                              (-0.80% Net Return)                                    (11.20% Net Return)
                                     -----------------------------------------------------------------------------------------------

               End                     Accum          Cash                                  Accum         Cash
              of Yr      Premium      ulation      Surrender       Death                    ulation     Surrender         Death
     Yr        Age        Outlay       Value         Value        Benefit                    Value        Value          Benefit
     --        ---        ------       -----         -----        -------                    -----        -----          -------
     1           41        1,200          519              0      100,000                       616             0        100,000
     2           42        1,200        1,014              0      100,000                     1,280             0        100,000
     3           43        1,200        1,485              0      100,000                     1,995           446        100,000
     4           44        1,200        1,930            601      100,000                     2,767         1,439        100,000
     5           45        1,200        2,348          1,241      100,000                     3,600         2,493        100,000
                           -----
                           6,000

     6           46        1,200        2,736          1,851      100,000                     4,496         3,611        100,000
     7           47        1,200        3,094          2,430      100,000                     5,463         4,799        100,000
     8           48        1,200        3,419          2,976      100,000                     6,506         6,063        100,000
     9           49        1,200        3,710          3,488      100,000                     7,631         7,409        100,000
     10          50        1,200        3,963          3,963      100,000                     8,845         8,845        100,000
                           -----
                          12,000

     15          55        1,200        5,625          5,625      100,000                    17,997        17,997        100,000

     20          60        1,200        5,453          5,453      100,000                    31,700        31,700        100,000

     25          65        1,200        2,216          2,216      100,000                    53,022        53,022        100,000

                                     -----------------------------------------------------------------------------------------------
                                                                   MAXIMUM GUARANTEED POLICY COSTS
                                        0.00% Gross Hypothetical Return                      12.00% Gross Hypothetical Return
                                              (-0.80% Net Return)                                    (11.20% Net Return)
                                     -----------------------------------------------------------------------------------------------

               End                     Accum          Cash                                  Accum         Cash
              of Yr      Premium      ulation      Surrender       Death                    ulation     Surrender         Death
     Yr        Age        Outlay       Value         Value        Benefit                    Value        Value          Benefit
     --        ---        ------       -----         -----        -------                    -----        -----          -------
     30          70        1,200             0             0            0                     88,956       88,956         103,190

     35          75        1,200             0             0            0                    150,041      150,041         160,545

     40          80        1,200             0             0            0                    249,781      249,781         262,270

     45          85        1,200             0             0            0                    406,699      406,699         427,035

     50          90        1,200             0             0            0                    646,413      646,413         678,735

     55          95        1,200             0             0            0                  1,032,436    1,032,436       1,042,761

     60         100        1,200             0             0            0                  1,710,385    1,710,385       1,710,385

     61         101            0             0             0            0                  1,890,415    1,890,415       1,890,415

     65         105            0             0             0            0                  2,821,242    2,821,242       2,821,243

     70         110            0             0             0            0                  4,654,188    4,654,188       4,654,188

*  Year 27, Month 10
   Based on the maximum guaranteed costs and a 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.

                  VARIABLE INFORMATION ABOUT YOUR ILLUSTRATION


This is an illustration, not a contract, and must be preceded or accompanied by a current Prospectus.

This illustration does not recognize that, because of inflation, a dollar in the future has less value than a dollar today.

The values illustrated comply with the Internal Revenue Code definition of life insurance.

Premium Outlay is the total out of pocket expense. The premium outlay represents the premiums paid, less any withdrawals and loans, plus loan interest paid in cash. The premium outlay is shown on an annual basis.

GROSS HYPOTHETICAL RETURNS. The gross hypothetical annual returns shown are illustrative only and should not be deemed a representation of past or future rates of return. No representation may be made by your registered representative or ReliaStar Life Insurance Company that these hypothetical rates of return can be achieved or sustained over any period of time. The death benefits and cash surrender values for a policy will be different from those shown, even if the actual rates of return averaged the hypothetical rate of return illustrated over a period of years but fluctuated above or below that average at any time during the period.

VARIABLE INVESTMENT OPTIONS. The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on a gross hypothetical rate of return, policy charges, the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus, and the assumption that the accumulation value is at all times invested in equal proportions among all available variable investment options. The arithmetic average annual expenses of all variable investment options is 0.80%.

In this illustration, premiums have been allocated in equal proportions to each of the variable investment options. We recommend that you review an illustration with your planned allocation, as it will likely differ.

After deduction of the portfolio operating expenses illustrated gross annual investment returns of 0.00% and 12.00% correspond to net annual returns of -0.80% and 11.20% respectively for amounts allocated to the variable investment options.

For current costs, the mortality and expense risk charge on an annual basis is equal to 0.35% of the Variable Account assets. For maximum guaranteed costs, the mortality and expense risk charge on an annual basis is equal to 0.60%.

The death benefits, accumulation values and cash surrender values assume that the accumulation value is at all times allocated according to the illustrated allocations. Variable investment options can be charged or transferred between the variable investment options of the policy without creating a taxable event. Currently, there is no charge on the first 24 transfers in a policy year, but there is a charge of $25.00 for each subsequent transfer. We reserve the right to limit transfers to twelve per policy year and charge $25.00 for every transfer.

FIXED ACCOUNT. A portion of premiums and accumulation values may also be allocated to the Fixed Account. The Fixed Account is an interest paying account that offers a guarantee of both principal and interest at a minimum annual rate of 3.00% on amounts credited to the account. ReliaStar Life Insurance Company has complete ownership and control of all of the assets of the Fixed Account. For current interest crediting rates on the Fixed Account, ask your registered representative. All guarantees are backed by the assets of ReliaStar Life Insurance Company.

DEATH BENEFIT GUARANTEE. The base policy benefit guarantee is in effect for 25 years provided cumulative minimum monthly premiums (net of policy loans and withdrawals) are paid. The death benefit guarantee period will be shorter for substandard policies with a term rider. The death benefit guarantee, while in effect, provides for payment of the policy death benefit regardless of the variable investment option performance. All guarantees are backed by the assets of ReliaStar Life Insurance Company. Please se the Prospectus for a full explanation of this provision.

MINIMUM MONTHLY PREMIUM. A minimum monthly premium of $96.00 is required to issue the policy and is guaranteed to maintain the base policy death benefit guarantee. This minimum premium will change if increases or decreases are made in any of the policy benefits.

DEATH BENEFIT OPTION. Under Option A (Level), the death benefit until age 100 is equal to the face amount. Under Option B (Variable), the death benefit until age 100 is equal to the face amount plus the accumulation value. Under Option C (Face Amount plus Premium), the death benefit until age 100 is equal to the face amount plus total premiums less total withdrawals. Under all three options, a greater death benefit will apply if the minimum death benefit to qualify as life insurance based on the Death Benefit Qualification Test exceeds the amounts described above. The death benefit after age 100 is equal to the accumulation value. The initial Death Benefit Option assumed in this illustration is A (Level).

DEATH BENEFIT QUALIFICATION TEST. This illustration uses the Guideline Premium Test to qualify the proposed policy as life insurance under Section 7702 of the Internal Revenue Code. Under the Guideline Premium Test, the premiums paid into the policy must never exceed the guideline premium limit. Additionally, a minimum corridor of death benefit in relation to cash value must be maintained. (See the corridor limit section of the prospectus for more information.)

DEDUCTIONS AND CHARGES. A premium expense charge is deduced from each premium paid. The accumulation value of the policy is subject to several charges: a monthly administration charge, a mortality and expense risk charge, and the cost of insurance for the base policy and any riders. Surrender charges are applicable for the first 10 years and the first 10 years following any requested increase in the face amount.

TAXATION. Tax laws are complex and change frequently. Changes in premium payments from those illustrated or other changes made to the illustrated policy after issue may result in classification as a Modified Endorsement Contract
(MEC). Distributions from a Modified Endowment Contract, including loans, are taxable as income in the year received to the extent that the accumulation value of the policy prior to the distribution exceeds the total premiums paid. In addition, distributions may be subject to an additional 10% income tax penalty if taken before age 59 1/2. For complete information on how distributions from this policy may affect your personal tax situation, always consult your professional tax advisor.

ISSUER. FlexDesign VUL is a product of ReliaStar Life Insurance Company located at 20 Washington Avenue South, Minneapolis, MN 55401. The general distributor is ING America Equities, Inc., located at 1290 Broadway, Denver, CO 80203. Both companies are members of ING Group. Form #85-484 (may vary by state).

INITIAL PREMIUM LIMITS SUMMARY. The Guideline Premium Test is used in this illustration.

         Minimum First Year Annual Premium:                           $1,152.00
         Guideline Level Premium:                                     $1,746.39
         Guideline Single Premium:                                   $20,313.19
         MEC 7-Pay Premium:                                           $4,437.96

                       ILLUSTRATION SUMMARY AND DISCLOSURE
                                Variable Account


The page summarizes information from the previous ledger pages and outlines some important policy provision. Review the information presented below. If acceptable, sign, date, and return this illustration, along with the application for insurance, to ReliaStar Life Insurance Company.


Prepared for:

May 2002 Prospectus                                                         Death Benefit Guarantee (DBG) to end of year:         25
         Male 40 No Tobacco
         State of Issue:  Minnesota

Initial Total Face Amount:  $100,000
Initial Death Benefit Option: A (Level)
Annual Premium:  $1,200.00


The summary is based on the premium outlay in the policy illustration. The cash value and death benefit are shown as of the end of the year.

----------------------------------- --------------------------------- --------------------------------------------------------------
                                        GUARANTEED COSTS                                     CURRENT COSTS
                                    0.00% Gross Annual Return         0.00% Gross Annual Return        12.00% Gross Annual Return
                                       (0.80% Net Return)                 (-0.80% Net Return)                (11.20% et Return)
----------------------------------- --------------------------------- -------------------------------- -----------------------------
Year 10, Age 50
   Cash Surrender Value:                        3,963                              6,099                           12,648
   Death Benefit:                             100,000                            100,000                          100,000

Year 20, Age 60
   Cash Surrender Value:                        5,453                             11,657                           49,463
   Death Benefit:                             100,000                            100,000                          100,000

Projected age when
   Death Benefit ends:                             66                                 79                     Does not end
----------------------------------- --------------------------------- -------------------------------- -----------------------------

You may adjust your payment amounts, within limits, to extend or increase the cash value and death benefit.

I understand that:

PURCHASE OF LIFE INSURANCE. I am buying a flexible premium cash value variable life insurance policy issued by ReliaStar Life Insurance Company.

RECEIPT OF PROSPECTUS. I received the current Prospectus describing the terms and operation of the policy and the underlying portfolios. I'm keeping the Prospectus for further reference. I understand the policy has some features comparable to and others different from a traditional life insurance policy. I realize this Disclosure Statement highlights some, but not all, of the important aspects of the policy and that I should examine the Prospectus prior to purchasing a policy.

INSURANCE PROTECTION. The policy provides insurance protection for life. At attained age 100, the death benefit becomes equal to the accumulation value of the policy. The policy remains in force during the death benefit guarantee period, without regard to the cash surrender value, if on each monthly anniversary as described in the policy the total premiums paid, less any partial withdrawals or policy loans, equals or exceeds the total required premium payments specified in the policy.

DEATH BENEFIT QUALIFICATION TEST. This illustration used the Guideline Premium Test to qualify the proposed policy as life insurance under Section 7702 of the Internal Revenue Code. Under the Guideline Premium Test, the premiums paid into the policy must never exceed the guideline premium limit. Additionally, a minimum corridor of death benefit in relation to cash value must be maintained. (See the corridor limit section of the prospectus for more information.)

VARIABLE INVESTMENT OPTIONS ALLOCATION. I may allocate a net premium (amount remaining after expense deductions) among one or more variable investment options, each of which invests in one of the available portfolios. Each portfolio has a different investment objective, as described in the current Prospectus. In allocating net premiums to a variable investment option, the investment performance of the underlying portfolios I select will impact the policy accumulation value and may impact the death benefit. Thus, the investment risk for those amounts is mine, and no minimum accumulation value in any variable investment option(s) is guaranteed. I may also allocate net premiums to the Fixed Account, which the Company guarantees both as to principal and interest at a minimum annual rate of 3.00%.

SELECTED PORTFOLIO. The variable investment options I select have varying portfolio operating expenses. Changes to the selected variable investment options and the allocation percentages will have an impact on the policy cash values. This illustration assumes the arithmetic average annual expense of all variable investment options is 0.80%.

ILLUSTRATIONS. The illustrations in the Prospectus present hypothetical investment results and those presented by the Company's representative will utilize hypothetical and/or historical investment results. Neither hypothetical nor historical investment returns are guaranteed. The cash value feature is based on the value of the variable investment options underlying the policy. The cash value is not guaranteed, and because of the risk inherent in a variable policy, it may lose value. The values set forth are illustrative only and are not intended to predict actual performance. They are intended to help explain how the policy operates and are not deemed to represent future investment results. Actual investment results may be more or less and depend on a number of factors, as explained in the Prospectus.

CHARGES AND DEDUCTIONS. As described in the Prospectus, there are (a) charges made against each premium payment and (b) monthly deductions against the accumulation value for the cost of insurance, administrative and other expenses, and mortality and expense risk charges assumed by the Company. If I surrender the policy or allow it to lapse during the first 10 years after issue or an increase, a surrender charge will be imposed.

LOANS AND WITHDRAWALS. Policy loans and partial cash withdrawals are available, subject to certain limits and charges as explained in the Prospectus. Excessive policy loans and withdrawals may cause the policy to lapse. If, at any time, the amount of the policy loan exceeds the cash surrender value, the grace period goes into effect and the policy may lapse. Policy loans and partial withdrawals may cause the death benefit guarantee to terminate. Policy loans and withdrawals will reduce the policy's death benefit and available cash value.

TAX MATTERS. The Company does not provide legal or tax advice in reference to this life insurance policy. I acknowledge that the section in the Prospectus, "Federal Tax Matters", is not intended to be a complete description of the tax status of the policy.



-------------------------------------------------------       ------------------
Applicant or Policyowner                                      Date



------------------------   ----------------------------
Date of Prospectus         Prospectus Form Number


-------------------------------------------------------       ------------------
                                                              Date

20 WASHINGTON AVE S
MINNEAPOLIS, MN  554011900

                           VARIABLE INVESTMENT OPTIONS



The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on the choice of variable investment options, a gross hypothetical rate of return, policy charges, the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus, and the assumption that the accumulation value is at all times invested according to these allocations.

                                                                                                                  Actual Portfolio
Variable Investment Options                                                                                      Operating Expense
---------------------------                                                                                      -----------------
AIM V.I. Dent Demographic Trends Fund - Series I                                                                      1.30%
Alger American Growth Portfolio                                                                                       0.81%
Alger American Leveraged AllCap Portfolio                                                                             0.92%
Alger American MidCap Growth Portfolio Initial Class                                                                  0.88%
Alger American Small Capitalization Portfolio Initial Class                                                           0.92%
Fidelity VIP Equity-Income Portfolio Initial Class                                                                    0.57%
Fidelity VIP Growth Portfolio Initial Class                                                                           0.65%
Fidelity VIP High Income Portfolio Initial Class                                                                      0.70%
Fidelity VIP Money Market Portfolio Initial Class                                                                     0.28%
Fidelity VIP Contrafund Portfolio Initial Class                                                                       0.64%
Fidelity VIP Index 500 Portfolio Initial Class                                                                        0.28%
Fidelity VIP Investment Grade Bond Portfolio - Initial Class                                                          0.54%
GCG Trust Mid-Cap Growth Series                                                                                       0.89%
GCG Trust Fully Managed Series                                                                                        0.95%
ING Income VP Bond Portfolio Class R Series                                                                           0.50%
ING Partners UBS Tactical Asset Allocation Portfolio Initial Class                                                    0.92%
ING Partners Van Kampen ComStock Portfolio Initial Class                                                              0.95%
ING VP Index Plus LargeCap Portfolio Class R Shares                                                                   0.45%
ING VP Index Plus MidCap Value Portfolio Class R Shares                                                               0.55%
ING VP Index Plus SmallCap Portfolio Class R Shares                                                                   0.60%
ING VP Trust Small Cap Opportunities Portfolio Class R Shares                                                         0.90%
ING VP Trust Growth Opportunities Portfolio Class R Shares                                                            0.90%
ING VP Trust Growth + Value Portfolio Class R Shares                                                                  0.80%
ING VP Trust High Yield Bond Portfolio Class R Shares                                                                 0.80%
ING VP Trust International Value Portfolio Class R Shares                                                             1.00%
ING VP Trust MagnaCap Portfolio Class R Shares                                                                        0.90%
ING VP Trust MidCap Opportunities Portfolio Class R Shares                                                            0.90%
ING VP Trust Research Enhanced Index Growth Portfolio Class R Shares                                                  0.90%
Janus Aspen Series Aggressive Growth Portfolio Institutional Shares                                                   0.67%
Janus Aspen Series Growth Portfolio Institutional Shares                                                              0.66%
Janus Aspen Series International Growth Portfolio Institutional Shares                                                0.71%
Janus Aspen Series Worldwide Growth Portfolio Institutional Shares                                                    0.69%
Neuberger Berman AMT Limited Maturity Bond Portfolio                                                                  0.73%
Neuberger Berman AMT Partners Portfolio                                                                               0.87%
Neuberger Berman AMT Socially Responsive Portfolio                                                                    1.53%
OCC Accumulation Trust Equity Portfolio                                                                               0.93%
OCC Accumulation Trust Global Equity Portfolio                                                                        1.20%
OCC Accumulation Trust Managed Portfolio                                                                              0.88%
OCC Accumulation Trust Small Cap Portfolio                                                                            0.90%
Pioneer VCT Mid Cap Value Class II Shares                                                                             0.79%
Pioneer VCT Small Cap Value VCT Portfolio Class I Shares                                                              1.25%
Putnam VT Growth and Income Fund Class IA Shares                                                                      0.51%
Putnam VT New Opportunities Fund Class IA Shares                                                                      0.59%
Putnam VT Small Cap Value Fund Class IA Shares                                                                        0.94%
Putnam VT Voyager Fund Class IA Shares                                                                                0.57%

Arithmetic average annual expenses of all variable investment options                                                 0.80%


In this illustration, premiums have been allocated in equal proportions to each of the variable investment options. We recommend that you review an illustration with your planned allocation, as it will likely differ.

After deduction of the portfolio operating expenses illustrated gross annual investment returns of 0.00% and 12.00% correspond to net annual returns of -0.80% and 11.20% respectively for amounts allocated to the variable investment options.

The death benefits, accumulation value and cash surrender values assume that the accumulation value is at all times allocated according to the illustrated allocations.

These are assumed values which are not guaranteed and your actual experience may vary. See the summary pages for assumptions and guaranteed values.

                                       12